Exhibit 14.1

RELIABILITY INCORPORATED

Code of Business Ethics and Corporate Conduct

This Code (“Code”) of Business Ethics and Corporate Conduct is the foundation of the Company’s compliance program and works together with the Company’s internal policies and procedures.

Table of Contents

I.	Purpose
II.	Scope
III.	Our Commitment
IV.	Core Principles
A. Core Principles
B. THRIIVE — Corporate Values
C. Ethical Decision Framework
D. Leadership Responsibility
V.	Standards of Conduct
A. Conflicts of Interest
B. Anti-Bribery and Corruption
C. Gifts and Business Courtesies
D. Fair Competition and Business Practices
E. Confidential Information and Data Protection
F. Client and Workforce Information
G. Public Company Responsibilities
H. Insider Trading
I. Workplace Conduct
J. Use of Company Assets
K. Social Media and Public Communications
L. Compliance with Laws
Reporting Concerns and Whistleblower Policy
A. Topics to Report
1. Financial Misconduct
2. Public Company / Regulatory Issues
3. Ethical / Legal Violations
B. Matters Directed to Management or Human Resources
C. Reporting Mechanisms
D. Confidentiality
E. Prohibition of Retaliation
VI.	Accountability and Enforcement
VII.	Waivers
VIII.	Related Company Policies
IX.	Acknowledgment

I. Purpose

Reliability Incorporated and its subsidiaries (the “Company”) are committed to conducting business with integrity, professionalism, and compliance with applicable laws and regulations.

This Code of Business Ethics and Corporate Conduct (“Code”) establishes the standards of behavior expected of all employees, officers, directors, and other representatives of the Company (“Covered Persons”).

Failure to comply with this Code may result in disciplinary action, including termination of employment or service.

The Code is intended to:

● Promote honest and ethical conduct
● Ensure compliance with applicable laws and regulations
● Protect the Company’s reputation and assets
● Prevent and detect misconduct
● Provide mechanisms for reporting concerns

This Code cannot address every possible situation. Covered Persons are expected to exercise sound judgment and seek guidance when questions arise.

All Covered Persons must certify compliance upon hire, annually, and upon material updates. Results reported to Audit Committee.

Relationship to Other Company Policies

This Code establishes the Company’s core standards of ethical conduct and compliance expectations. It is intended to provide guiding principles rather than detailed procedures. Certain topics referenced in this Code including insider trading, financial controls, vendor engagement, data protection, workplace conduct, and whistleblower reporting—are addressed in greater detail in separate Company policies and procedures.

Covered Persons are expected to comply with both this Code and all applicable Company policies. In the event of any uncertainty regarding appropriate conduct, employees should consult the relevant Company policy or seek guidance from Human Resources, the Company’s legal counsel, or chief financial officer.

II. Core Principles

A.	Core Principles

The Company’s conduct is grounded in five fundamental principles:

1.	Integrity in all business dealings

2.	Compliance with laws and regulations

3.	Protection of confidential information and company assets

4.	Fair and respectful treatment of others

5.	Accountability and transparency

B.	Ethical Decision Framework

Our values and this Code are intended to guide daily decision-making. When faced with a situation that is unclear, employees should consider the following questions:

● Is this action inconsistent with our THRIVE values (team work, hard work, reliability, integrity, versatility, and enthusiasm)?
● Is it legal and compliant with Company policy?
● Would I be comfortable if this decision were publicly disclosed to colleagues, clients, or shareholders?
● Does this action protect the Company’s reputation and integrity?

If the answer to any of these questions is uncertain, employees should seek guidance from their manager, Human Resources, or Company leadership before proceeding.

C.	Leadership Responsibility

Leaders and managers have a special responsibility to set the tone for ethical conduct. They are expected to promote a culture of integrity, encourage employees to raise questions or concerns, and ensure that business objectives are pursued in a manner consistent with this Code and applicable laws.

III. Standards of Conduct

A.	Conflicts of Interest

Annual disclosure required.

Covered Persons must avoid situations where personal interests interfere, or appear to interfere, with the interests of the Company.

A conflict may arise when a person:

● Has a financial interest in a competitor, client, or supplier
● Directs Company business to a relative or entity beneficially owned by the Covered Person
● Uses Company opportunities for personal benefit or benefit of relatives
● Accepts benefits that influence business decisions

Any potential conflict must be disclosed to the Audit Committee, who may delegate such responsibility to members of management.

B.	Anti-Bribery and Corruption

The Company strictly prohibits bribery, kickbacks, or other corrupt practices.

Covered Persons may not offer, provide, request, or accept anything of value intended to improperly influence a business decision.

This prohibition applies to:

● Government officials
● Customers and vendors
● Intermediaries or third parties acting on behalf of the Company

All activities must comply with applicable anti-corruption laws including the U.S. Foreign Corrupt Practices Act (FCPA).

C.	Gifts and Business Courtesies

Modest and customary business courtesies may be acceptable when they:

• Are reasonable in value
• Occur infrequently
• Do not influence business decisions
• Are permitted by law and the recipient’s policies

Cash gifts or equivalents are prohibited.

Employees must decline any gift or entertainment that could create the appearance of impropriety.

D.	Fair Competition and Business Practices

The Company competes fairly and lawfully in the marketplace.

Covered Persons must not:

● Misrepresent services or capabilities
● Misuse proprietary information
● Engage in unfair or deceptive practices
● Coordinate pricing or competitive behavior with competitors

E.	Confidential Information and Data Protection

Covered Persons must safeguard confidential information belonging to the Company, its clients, employees, and contractors.

Confidential information includes:

● Financial information
● Client data
● Business strategies
● Pricing information
● Personally identifiable information (PII)

Such information must not be disclosed or used for personal gain.

These obligations continue even after employment ends.

F.	Client and Workforce Information

Because the Company provides staffing, employer-of-record, and workforce services, employees may have access to confidential information belonging to clients, contractors, and employees. This may include business strategies, workforce planning information, compensation data, and personal identifiable information.

Covered Persons must protect such information and may use it only for legitimate business purposes and in accordance with applicable laws and Company policies. Confidential client information must not be disclosed to unauthorized individuals or used for personal benefit.

Employees are expected to exercise particular care when handling sensitive workforce data, including payroll records, tax information, Social Security numbers, addresses, and other personal data.

Unauthorized disclosure, misuse, or negligent handling of such information may result in disciplinary action and may expose the Company to legal liability.

G.	Public Company Responsibilities

As a public company, the Company must ensure accurate and transparent financial reporting.

Employees involved in financial reporting or internal controls must work to ensure that:

●	Records are accurate and complete
●	Transactions are properly recorded
●	Internal controls are followed
●	Information provided to auditors is truthful

The Company prohibits any attempt to mislead auditors, regulators, or investors.

Employees must promptly report any concerns regarding accounting irregularities, internal control weaknesses, or financial reporting issues through the Company’s reporting mechanisms described in Section VI. of this Code.

H.	Insider Trading

Covered Persons may not trade the Company’s securities while in possession of material nonpublic information or disclose such information to others who may trade on that information.

Material nonpublic information (MNPI) includes any information that a reasonable investor would consider important in making an investment decision and that has not been broadly disseminated to the public.

All Covered Persons must comply with applicable federal and state securities laws, as well as the company’s Insider Trading Policy. Violations of insider trading laws may result in significant civil and criminal penalties for both the individual and the Company.

The Company has adopted a separate Insider Trading Policy, which provides additional guidance regarding trading windows, blackout periods, pre-clearance requirements, and other restrictions applicable to transactions in Company securities. Covered Persons are required to review and comply with that policy.

Any questions regarding the application of insider trading laws or the Company’s Insider Trading Policy should be directed to the Company’s Chief Financial Officer prior to engaging in any transaction in Company securities.

I.	Workplace Conduct

The Company is committed to maintaining a professional, respectful, and inclusive workplace.

The Company prohibits:

● Discrimination
● Harassment
● Workplace violence
● Retaliation against individuals who report concerns

All employees must treat colleagues, clients, and partners with dignity and respect.

J.	Use of Company Assets

Company assets must be used responsibly and for legitimate business purposes.

Assets include:

●	Information systems
●	Equipment and technology
●	Financial resources
●	Intellectual property

Unauthorized or improper use of Company assets is prohibited.

K.	Social Media and Public Communications

Only authorized representatives may speak publicly on behalf of the Company, which includes but is not limited to social media use.

L.	Compliance with Laws

Covered Persons must comply with all applicable laws and regulations in jurisdictions where the Company operates.

This includes, but is not limited to, laws related to:

●	Employment and labor practices
●	Anti-corruption
●	Securities Regulation
●	Privacy and data protection
●	financial reporting

VI. Reporting Concerns: Whistleblowing

All employees have a responsibility to report suspected violations of this Code or applicable laws.

A.	Topics to Report

The whistleblower mechanism is intended primarily for financial, legal, regulatory, or ethical misconduct and not routine HR matters. Examples of whistleblowing topics include;

1.	Financial Misconduct

● Accounting fraud
● Manipulation of Financial Results
● False revenue recognition
● Expense fraud
● Internal control violations

2.	Public Company / Regulatory Issues

● Insider trading
● SEC disclosure manipulation
● Misleading auditors
● Violations of securities laws

3.	Ethical / Legal Violations

● Bribery or kickbacks
● Procurement corruption
● Vendor collusion
● Theft of company assets
● Data privacy violations

B.	Topics to report to manager and or Human Resources

1.	Workplace Conduct / HR Issues

● Sexual harassment complaints
● Workplace bullying or interpersonal conflicts
● Discrimination complaints
● Performance management disputes
● Employee discipline disputes
● Scheduling or workload complaints

2.	Employment Issues

● Pay disputes or overtime disagreements
● Promotion or evaluation complaints
● Disputes with supervisors
● Leave or PTO disagreements

3.	Routine Workplace Concerns

● Office behavior complaints
● Team conflicts
● Dress code or workplace etiquette issues
● Personality conflicts

C.	Reporting Mechanism

Anonymous reporting permitted. Direct Audit Committee channel established.

Concerns may be reported by any approved communication mechanism to any of the following:

●	General Counsel (Tfleming@olshanlaw.com)
●	Audit Committee Chairman John Chanaud jchanaud@tbco.biz
●	, where a concern involves an employee and not executive
●	The Chief Financial Officer, where a concern involves fraud or misappropriation of funds

D.	Confidentiality

Reports may be made confidentially. As soon as a matter is brought to the attention of the appropriate person, the Company will investigate fully while, to the extent possible, maintaining the confidentiality of the reporting employee or director. In certain circumstances, further investigation or action regarding an incident may require disclosure of some personal information. Anonymity will be maintained to the greatest extent possible. However, all reports must be made in good faith and not as a way of retaliating against another employee. Any report not made in good faith will result in disciplinary action, up to and including termination.

E.	Prohibition of Retaliation

The Company strictly prohibits retaliation against anyone who raises a concern in good faith. Retaliation against a whistleblower will result in disciplinary action, up to and including termination.

VII. Accountability and Enforcement

This Code applies to all levels of the organization, and violations by executive officers or directors will be escalated to the Board of Directors.

Violations of this Code may result in disciplinary action, including termination of employment.

Where violations of law occur, the Company may report the matter to appropriate authorities.

All Covered Persons are expected to cooperate with internal investigations.

VIII. Waivers

Any waiver of this Code for executive officers or directors must be approved by the Board of Directors and disclosed as required by law.

IX. Related Company Policies

Additional guidance may be found in the Company policies, as applicable.

a.	Insider Trading Policy
b.	Whistleblower / Reporting Concerns Policy
c.	Travel and Expense Policy
d.	Vendor Policy
e.	Information Security and Data Protection Policy
f.	Anti-Harassment and Workplace Conduct Policy
g.	Financial Controls and Accounting Policies
h.	Social Media and External Communications Policy

X. Acknowledgment

All employees must acknowledge that they have read, understood, and agree to comply with this Code.

EMPLOYEE SIGNATURE AND CERTIFICATION SECTION

Each employee must complete and sign this section:

Employee Name: ___________________________________________

Title: ____________________________________________________

Department: ______________________________________________

Entity (RLBY / Maslow Media Group): ________________________

I acknowledge that:

- I have received, read, and understand the Code of Business Ethics and Corporate Conduct.

- I agree to comply with all policies and requirements outlined in the Code.

Employee Signature: _______________________________________

Date: _____________________________________________________